UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2020

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37888 (Commission File Number)	46-5726437 (I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 648-2767

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	TRHC	The NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 24, 2020, Tabula Rasa HealthCare, Inc. (the “Company”) entered into an amendment to each of the Restricted Stock Grant Agreements, each dated September 28, 2016, and as each were previously amended on June 12, 2017, May 30, 2018 and May 2, 2019, by and between the Company and each of Dr. Calvin H. Knowlton, Chief Executive Officer of the Company and Dr. Orsula V. Knowlton, President and Chief Marketing & New Business Development Officer of the Company (collectively, the “Restricted Stock Grant Agreements”), pursuant to which each of Dr. Calvin Knowlton and Dr. Orsula V. Knowlton received a restricted stock award of 337,307 and 267,268 shares of the Company’s common stock, respectively. Under the Restricted Stock Grant Agreements, as previously amended, all of the unvested shares of restricted stock granted pursuant to the Restricted Stock Grant Agreements were scheduled to vest in six equal installments at the end of each calendar quarter beginning on June 30, 2019 and ending on September 30, 2020, such that the shares of restricted stock granted under the Restricted Stock Grant Agreements would have vested in full on September 30, 2020. Pursuant to the terms of the amendments, all of the remaining unvested shares of restricted stock granted pursuant to the Restricted Stock Grant Agreements will now vest on December 1, 2021.

Each of the Restricted Stock Grant Agreements were made pursuant to a form grant agreement previously approved by the Company’s Compensation Committee, and all of the aforementioned amendments to the vesting schedules were approved by the Company’s Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: February 25, 2020